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                                                                   EXHIBIT 10.79

                  AMENDMENT TO AGREEMENT AND COMPLETE RELEASE

     WHEREAS, Dennis Upah (hereinafter "Upah") and drkoop.com, Inc. ("drkool.com") are parties to that certain Agreement and Complete Release under Upah's employment with drkoop.com was terminated effective July 5, 2000 (referred to herein as the "Agreement and Complete Release");

     WHEREAS, the Agreement and Complete Release includes, as Exhibit G thereto, a Consulting Agreement under which drkoop.com has retained Upah to temporarily serve as its Acting Chief Operating Officer for a period of ninety (90) days beyond July 5, 2000;

     WHEREAS, drkoop.com desires to accelerate termination of the Consulting Agreement on mutually acceptable terms, and Upah is amenable to such accelerated termination provided his severance benefits and other rights under the Agreement and Complete Release are protected;

     NOW, THEREFORE, in consideration of the mutual agreements of the parties expressed herein, Upah and drkoop.com agree as follows:

     1. The Consulting Agreement, and Upah's obligation thereunder to serve as the Acting Chief Operating Officer of drkoop.com, is hereby terminated as of the close of business on July 28, 2000. For a period of two weeks thereafter (the "On-Call period"), through August 11, 2000, Upah will make himself reasonably available to drkoop.com to answer questions by telephone or e-mail on an as-needed basis, but shall not be required to be physically present in the offices of drkoop.com or to otherwise make himself physically available for the performance of services of drkoop.com

     2. In return for Upah making himself reasonably available to drkoop.com by telephone or e-mail during the On-Call Period, drkoop.com will pay Upah $1,346.50 per week, for a total of $2,693.00 for Upah's on-call services during the two-week On-Call Period.

     3. Upah's services to drkoop.com during the On-Call Period shall be as an independent contractor, and not as an employee of drkoop.com or any related entity. Upon expiration of the On-Call Period, Upah shall have no further obligation to provide services to drkoopcom, whether as an independent contractor or otherwise.

     4. The Indemnification Agreement of February 24, 1999, by and between drkoop.com and Upah shall continue in full force and effect during the term of the On-Call Period.

     5. The Agreement and Complete Release, together with and as amended by this instrument, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all other agreements between the parties with respect to the subject matter hereof.

                         [SIGNATURES ON FOLLOWING PAGE]
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     INTENDING TO BE LEGALLY BOUND, the parties have affixed their signatures in the spaces provided below on this 27 day of July, 2000.


drkoop.com, Inc.                                Dennis Upah



By:  /s/ Donald Hackett                         /s/ Dennis Upah
     ------------------                         ---------------
     Donald W. Hackett
     President and Chief Executive Officer